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                                                                  Exhibit 24(b)

                                POWER OF ATTORNEY
                                -----------------



                  We, the undersigned directors and officers of Scripps Howard, Inc., an Ohio company (the "Company"), hereby constitute and appoint Daniel J. Castellini, M. Denise Kuprionis and William Appleton as our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to execute and file two registration statements on Form S-8 pursuant to the Securities Act of 1933 in order to register the Company's Class A Common shares under such Act for issuance to non-employee directors of the Company elected by the holders of Class A Common shares under the Company's 1994 Non-Employee Directors' Stock Option Plan and for issuance to executives of the Company under the Company's 1987 Long-Term Incentive Plan as such Plans may be amended now or from time to time, and all amendments to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, we have executed this power on May 23, 1996 in West Palm Beach, Florida.



/s/ William R. Burleigh                                       /s/ John H. Burlingame
---------------------------------------                       -------------------------------------
President and Chief Executive Officer                         Director

/s/ Lawrence A. Leser                                         /s/ Daniel J. Meyer
---------------------------------------                       -------------------------------------
Chairman                                                      Director

/s/ Charles E. Scripps                                        /s/ Nicholas B. Paumgartner
---------------------------------------                       -------------------------------------
Director                                                      Director

/s/ Robert P. Scripps                                         /s/ Ronald W. Tysoe
---------------------------------------                       -------------------------------------
Director                                                      Director

/s/ Paul K. Scripps                                           /s/ Daniel J. Castellini
---------------------------------------                       -------------------------------------
Director                                                      Senior Vice President/Finance and
                                                              Administration